AGREEMENT OF CONVEYANCE, TRANSFER

AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of September 11, 2008, by Hammer Handle Enterprises Inc., a Nevada corporation (“Assignor”), and Cove Park Enterprises Ltd, an Alberta Corpration, (“Assignee”).

WHEREAS, Assignor is engaged in the business of mining exploration in British Columbia, and has acquired a 100% interest in the “Pinto” mineral claims, which is comprised of three contiguous British Columbia mineral tenures occupying an aggregate of 230 hectares or 569 acres of land located near Grand Forks, British Columbia (the “Business”); and

WHEREAS, Assignor desires to divest, convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets of Assignor relating to the operation of the Business, and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Business, and to indemnify Assignor on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                Assignment.

1.1.           Assignment of Assets.  For $2,000, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business (the “Assets”), including, but not limited to, the Assets listed on Exhibit A hereto.

1.2           Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.                                Assumption.

2.1           Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, (i) all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Business or operations of Assignor prior to the date hereof (the “Liabilities”), including, but not limited to, the Liabilities listed on Exhibit B.

2.2           Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3.                                Indemnification.

3.1           Indemnification.  Assignee covenants and agrees to indemnify, defend, protect and hold harmless Assignor, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Assignor, the “Assignor Indemnified Parties”) at all times from and after the date of this Transfer and Assumption Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Assignor Indemnified Party (collectively, “Losses”), incurred by any Assignor Indemnified Party as a result of or arising from (i) any breach or nonfulfillment of any covenant or agreement on the part of Assignee under this Transfer and Assumption Agreement, or (iii) the Assets, the Liabilities or the Business.

3.2           Third Party Claims.  If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Assignor Indemnified Parties (the “Indemnitee”) by a third party for which Assignee has an indemnification obligation under the terms of Section 3.1 above, then the Indemnitee shall notify Assignee (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in Section 3.3 below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

3.3           Failure to Assume.  If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such

Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

3.4           Non-Third-Party Claims. Upon discovery of any claim for which Assignee has an indemnification obligation under the terms of this Section 3 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Assignee of such claim and, in any case, shall give Assignee such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Assignee shall not excuse Assignee from any indemnification liability except to the extent that Assignee is materially and adversely prejudiced by such failure.

Section 4.                                Headings.  The descriptive headings contained in this Transfer and Assumption Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 5.                                Governing Law.  This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

Section 6.                                Counterparts. This Transfer and Assumption Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

Section 7.                                Amendments and Waivers. Any provision of this Transfer and Assumption Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Transfer and Assumption Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.                                Successors and Assigns. The provisions of this Transfer and Assumption Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Transfer and Assumption Agreement without the consent of each other party hereto.

Section 9.                                No Third Party Beneficiaries. This Transfer and Assumption Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 3 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

Section 10.                                Entire Agreement. This Transfer and Assumption Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Transfer and Assumption Agreement. This Transfer and Assumption Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Transfer and Assumption Agreement.

Section 11.                                Severability. If any provision of this Transfer and Assumption Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Transfer and Assumption Agreement (or the application of such provision in other jurisdictions or to persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

Section 12.                                Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

If to Assignee: Cove Park Enterprises Ltd. Suite T167 4825 Mount Royal Gate Calgary, Alberta, T3E 6K6 Canada	If to Assignor: Hammer Handle Enterprises Inc. c/o Cane Clark LLP 3273 East Warm Springs Las Vegas, NV 89120

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IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

HAMMER HANDLE ENTERPRISES, INC.

By: /s/David Price
Name: David Price
Title: President

COVE PARK ENTERPRISES LTD.

By: /s/K. William Sundberg
Name: K. William Sundberg
Title: Director

Exhibit A

(a) All of the equipment, computers, servers, hardware, appliances, implements, and all other tangible personal property that are owned by Assignor and have been used in the conduct of the Business;

(b) all inventory associated with the Business;

(c) all real property and real property leases to which Assignor is a party, and which affect the Business or the Assets;

(d) all contracts to which Assignor is a party, or which affect the Business or the Assets, including leases of personal property;

(e) all rights, claims and causes of action against third parties resulting from or relating to the operation of the Business or the Assets, including without limitation, any rights, claims and causes of action arising under warranties from vendors and other third parties;

(f) all governmental licenses, permits, authorizations, consents or approvals affecting or relating to the Business or the Assets;

(g) all accounts receivable, notes receivable, prepaid expenses and insurance and indemnity claims to the extent related to any of the Assets or the Business;

(h) all goodwill associated with the Assets and the Business;

(i) all business records, regardless of the medium of storage, relating to the Assets and/or the Business, including without limitation, all schematics, drawings, customer data, subscriber lists, statistics, promotional graphics, original art work, mats, plates, negatives, accounting and financial information concerning the Assets or Business;

(j) Assignor’s right to use the name “Hammer Handle Enterprises, Inc.” and all other names used in conducting the Business, and all derivations thereof, in connection with Assignee’s future conduct of the Business;

(k) all internet domain names and URLs of the Business, software, inventions, art works, patents, patent applications, processes, shop rights, formulas, brand names, trade secrets, know-how, service marks, trade names, trademarks, trademark applications, copyrights, source and object codes, customer lists, drawings, ideas, algorithms, processes, computer software programs or applications (in code and object code form), tangible or intangible proprietary information and any other intellectual property and similar items and related rights owned by or licensed to Assignor used in the Business, together with any goodwill associated therewith and all rights of action on account of past, present and future unauthorized use or infringement thereof; and

(l) all other privileges, rights, interests, properties and assets of whatever nature and wherever located that are owned, used or intended for use in connection with, or that are necessary to the continued conduct of, the Business as presently conducted or planned to be conducted.

Exhibit B

(a) All liabilities in respect of indebtedness of Assignor related to the Business or other operations of Assignor prior to the date hereof;

(b) product liability and warranty claims relating to any product or service of Assignor associated with the Business;

(c) taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by Assignor to any federal, provincial, municipal or other government, domestic or foreign, incurred in the conduct of the Business;

(d) liabilities for salary, bonus, vacation pay, severance payments damages for wrongful dismissal, or other compensation or benefits relating to Assignor’s employees employed in the conduct of the Business; and

(e) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim (including any claim for breach or non-performance of any contract) based upon actions, omissions or events relating to the Business.